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                                                                   EXHIBIT 11.01

                                      OXFORD RESOURCES CORP.
                                            AND SUBSIDIARIES

                                 Statement of Computation of
                                        Net Income Per Share

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YEAR ENDED JUNE 30,                               1996      1995      1994
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(In thousands, except per share data)

Net income                                      $18,936   $13,000    $7,943
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Weighted average common shares outstanding       14,355    13,268    12,045
Common stock equivalents                            233        37         -
                                                -------   -------    ------
Weighted average number of common and common
 equivalent shares outstanding                   14,588    13,305    12,045
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Primary earnings per share                        $1.30     $0.98     $0.66
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